              LIST OF SUBSIDIARIES OF QUANTA CAPITAL HOLDINGS LTD.
              ----------------------------------------------------

                                                 STATE OR OTHER JURISDICTION OF
                                                 ------------------------------
NAME                                             INCORPORATION OR ORGANIZATION
----                                             -----------------------------

1. Quanta Reinsurance Ltd.                       Bermuda
2. Quanta U.S. Holdings Inc.                     State of Delaware
3. Quanta Reinsurance U.S. Ltd.                  Bermuda
4. Quanta Indemnity Company                      State of Colorado
5. Quanta Specialty Lines Insurance Company      State of Indiana
6. Quanta Intermediary Services Inc.             State of Delaware
7. Quanta Technical Services LLC                 State of Delaware
8. Environmental Consulting LLC                  Commonwealth of Virginia
9. Quanta Insurance Ireland Ltd.                 Republic of Ireland
10. Quanta Ireland U.K. Branch